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                                                                    Exhibit 99.1


                                                         Currency: June 29, 2001

                                ZEMEX CORPORATION
                             1999 STOCK OPTION PLAN

SECTION 1   PURPOSES.

The purposes of this 1999 Stock Option Plan, as amended from time to time (this "PLAN"), are to encourage selected key employees, directors and consultants of the Company and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of share owners, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

SECTION 2   DEFINITIONS.

As used in this Plan, the following terms shall have the meanings set forth below:

            "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

            "AWARD" shall mean any Option.

            "AWARD AGREEMENT" shall mean any written agreement, contract, or other instrument or document evidencing any Award and covering the specific terms and conditions of such Award.

            "BOARD" shall mean the Board of Directors of the Company.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "COMMITTEE" shall mean a committee consisting entirely of two or more Non- Employee Directors, who are empowered hereunder to take all action required in the administration of the Plan and the grant and administration of Awards hereunder.

            "COMPANY" shall mean Zemex Corporation.

            "CONSULTANT" shall mean any person who is engaged by the Company or any Affiliate to render consulting or advisory services as an independent contractor and is compensated for such services.

            "DISABILITY" shall mean a Participant's permanent disability within the meaning of Section 22(e)(3) of the Code.

            "EMPLOYEE" shall mean any employee of the Company or of any Affiliate.

            "FAIR MARKET VALUE" shall mean, with respect to Shares, the closing price of a Share quoted on The Toronto Stock Exchange or the New York Stock Exchange whichever market represents the principal trading market for the shares, or if the Shares are not


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            listed on The Toronto Stock Exchange or the New York Stock Exchange,
            on the principal securities exchange on which such stock is listed, or if the Shares are not listed on any such stock exchange, on the principal securities exchange on which such stock is listed, or if the Shares are not listed on any exchange, the last sale price, or if none is reported, the highest closing bid quotation on the National Association of Securities Dealers, Inc., Automated Quotations System or any successor system then in use on the date of grant, or if none are available on such day, on the next preceding day for which are available, or if no such quotations are available, the fair market value on the date of grant of a Share as determined in good faith by the Committee. In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

            "INCENTIVE STOCK OPTION" shall mean an option granted under Section 6(1) of this Plan or as contemplated by Section 2(a) of the 1995 Stock Option Plan that is intended to meet the requirements of
            Section 422 of the Code or any successor provision thereto.

            "NON-EMPLOYEE DIRECTOR" shall mean a director of the Company who meets the definition of (i) a "NON-EMPLOYEE DIRECTOR" set forth in Rule 16b-3 under the Exchange Act, as amended, or any successor rule and (ii) an "OUTSIDE DIRECTOR" set forth in Treasury Regulation 1.162-27, as amended, or any successor rule.

            "NON-QUALIFIED STOCK OPTION" shall mean an option granted under
            Section 6(1) or as contemplated by Section 2(b) of the 1995 Stock Option Plan of this Plan that is not intended to be an Incentive Stock Option.

            "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

            "PARTICIPANT" shall mean any Employee, Non-Employee Director or Consultant selected by the Committee to receive an Award under this Plan.

            "PLAN" shall mean the Company's 1999 Stock Option Plan as set forth herein and the Company's 1995 Stock Option Plan annexed hereto as Schedule "A" for so long as options are outstanding thereunder in accordance with Section 13 hereof.

            "1995 PLAN" shall mean the Company's 1995 Stock Option Plan annexed hereto as Schedule "A".

            "RETIREMENT" shall mean a Participant's termination of employment with, or the termination of the provision of services for, the Company or any Affiliate at or after age 65 (or such earlier age as the Committee shall determine) or in any other manner determined by the Committee to constitute retirement.

            "SEC" shall mean the Securities and Exchange Commission, or any successor thereto and shall include the staff thereof.

            "SERVICE PROVIDER" means an Employee or Non-Employee Director of, or Consultant to, the Company.


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            "SHARES" shall mean the common shares of the Company as constituted on the date hereof, or, following an adjustment under Section 4(3) of this Plan, such other securities or property as may become subject to Awards in substitution for such common shares pursuant to such adjustment.

SECTION 3   ADMINISTRATION.

(1) AUTHORITY OF COMMITTEE. This Plan shall be administered by the Committee. Subject to the terms of this Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by this Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to eligible Participants; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer this Plan and any instrument or agreement relating to this Plan or any Award hereunder; (viii) correct errors, omissions or inconsistencies in this Plan or in any Award Agreement, or any other instrument relating to an Award under this Plan, and (subject to the provisions of Section 9) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in this Plan; (ix) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. To the extent necessary or appropriate, the Committee may adopt sub-plans consistent with this Plan to conform to applicable state or foreign securities or tax laws. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(2) DETERMINATIONS UNDER THIS PLAN. Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(3) LIABILITY OF COMMITTEE. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her services on the Committee. Service on the Committee shall constitute service as a director of the Company (solely for purposes of the provisions of this Section 3(3)) so that members of the Committee shall be entitled to indemnification, any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.


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(4)         DELEGATION OF CERTAIN RESPONSIBILITIES. The Committee may, in its
            sole discretion, delegate to appropriate officers of the Company the administration of this Plan; provided, however, that no such delegation by the Committee shall be made (i) if such delegation would not be permitted under applicable law or (ii) with respect to the administration of this Plan as it affects executive officers or directors of the Company, and provided further that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in this Plan. Subject to the above limitations, the Committee may delegate to the President or Chief Executive Officer of the Company its authority under this Section 3 to grant Awards to employees who are not executive officers or directors of the Company. All authority delegated by the Committee under this Section 3(4) shall be exercised in accordance with the provisions of this Plan and any guidelines for, conditions on, or limitations to the exercise of such authority that may from time to time be established by the Committee.

(5) AWARD AGREEMENTS. Each Award under this Plan shall be evidenced by an Award Agreement which shall be signed by an officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such agreements as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of this Plan. Nothing contained in this Plan or any resolutions adopted or to be adopted by the Board or by the shareholders of the Company shall constitute the granting of an Award under this Plan. A Service Provider who receives an Award under this Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, unless and until such Service Provider has executed an Award Agreement or other instrument evidencing the Award and shall have delivered an executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of the Award.

(6) AWARDS TO OFFICERS AND DIRECTORS. Awards to officers shall be granted by the Committee. If the Committee is not composed as prescribed in the definition of Committee above, the Board may take such action with respect to any Award to an officer as it deems necessary or advisable to comply with Rule 16b-3 of the Securities Exchange Act of 1934 and any related rules.

SECTION 4   SHARES AVAILABLE FOR AWARDS.

(1) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(3), the number of Shares with respect to which Awards may be granted under this Plan shall be 1,500,000.

(2) TERMINATIONS AND CANCELLATIONS. If, after the effective date of this Plan, an Award otherwise terminates or is cancelled without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such termination or cancellation, shall again be Shares with respect to which Awards may be granted.


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(3)         ADJUSTMENTS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or the kind of equity securities of the Company (or the number and kind of other securities or property) with respect to which Awards may be granted,
            (ii) the number of Shares or the kind of equity securities of the Company (or the number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that any adjustment of an Incentive Stock Option shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(4) SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares.

(5) SINGLE PARTICIPANT LIMITATION. The aggregate number of Shares reserved for issuance to any one Participant upon the exercise of Options shall not exceed five percent (5%) of the total number of Shares outstanding from time to time, provided that any reduction in the number of outstanding Shares shall not affect any Option granted hereunder prior to the reduction.

SECTION 5   ELIGIBILITY.

Employees, Non-Employee Directors and Consultants of the Company or any Affiliate shall be eligible to be designated as Participants.

SECTION 6   STOCK OPTIONS.

(1) GRANT. Subject to the provisions of this Plan, the Committee shall have the authority to determine the Employees, Consultants and Non-Employee Directors to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option; provided, however, that the terms and conditions of any Incentive Stock Option granted hereunder shall be subject to, and shall comply in all respects with, the requirements of Section 422 of the Code, as amended from time to time. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options; provided, however that Incentive Stock Options shall not be granted to Consultants, Non-Employee Directors, or any other persons who are not permitted to receive Incentive Stock Options under the Code.

(2) NUMBER OF SHARES. Each Award Agreement covering Options shall state that it covers a specified number of Shares, as determined by the Committee.


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(3)         PRICE. The price at which each Share covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Award Agreement related to such Option, but in no event shall the option price for each Share covered by an Incentive Stock Option be less than the Fair Market Value of a Share on the date the Option is granted; provided, however, that the Option Price for each Share covered by an Incentive Stock Option granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Shares subject to the Incentive Stock Option on the date the Option is granted.

(4) DURATION OF OPTIONS. Each Award Agreement covering Options shall state the period of time, determined by the Committee, within which the Option may be exercised by the Participant (the "OPTION PERIOD"). The Option Period must expire, in all cases, not more than ten years from the date an Option is granted; provided, however, that the Option Period of an Incentive Stock Option granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must expire not more than five years from the date such an Option is granted. Each Award Agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall vest. If any Option is not exercised during its Option Period, it shall be deemed to have been forfeited and or no further force or effect.

(5) CASH ELECTION. A Participant may, rather than exercise Options which he or she is entitled to exercise under Section 6(4), elect to require the Corporation to purchase for cancellation any such Options, in whole or in part, and, in lieu of receiving the Shares to which the purchased Options relate (the "DESIGNATED SHARES"), to receive (a) cash payment of an amount equal to the product of the number of Designated Shares multiplied by the difference between the Fair Market Value and the exercise price per share of the Designated Shares, less any amount withheld on account of income taxes, which withheld income taxes or will be remitted by the Corporation or (b) to receive that number of Common Shares, disregarding fractions, which have an aggregate Fair Market Value equal to the product of the number of Designated Shares multiplied by the difference between the Fair Market Value and the exercise price per share of the Designated Shares, less any amount withheld on account of income taxes, which withheld income taxes will be remitted by the Corporation. For the purposes of this section, the Fair Market Value per share shall be the weighted average trading price of the Shares during the five days immediately preceding the date of the Participant's election herein.

(6) TERMINATION OF SERVICE, DEATH, DISABILITY, ETC. Except as otherwise determined by the Committee, each Award Agreement covering Options shall provide as follows with respect to the exercise of the
            Options:

            (a) If the Participant is terminated as a Service Provider within the Option Period "for cause," the Option shall thereafter be void for all purposes. As used in this Sectopm 6(6)(a), "cause" shall mean (y) the intentional disregard of, or a gross violation of, the Company's established policies and procedures, as determined by the Company or the Committee, and (z) if applicable, as set forth in any employment or similar agreement between the Participant and the Company. The


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                        effect of this Section 6(6)(a) shall be limited to
                        determining the consequences of a termination, and nothing in this Section 6(6)(a) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any Service Provider;

            (b) If the Participant ceases to be a Service Provider due to the Participant's Retirement, the Option may be exercised by the Participant, within three months following his or her Retirement if the Option is an Incentive Stock Option or within twelve months following his or her Retirement if the Option is a Non-Qualified Stock Option (provided in each case that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Participant ceases to be a Service Provider;

            (c) If the Participant dies while he or she is a Service Provider or within the three-month period following the Participant's Retirement, the Option may be exercised by those entitled to do so under the Participant's will or by the laws of descent and distribution within twelve months following the Participant's death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Participant's death or at such time as the Participant ceased to be a Service Provider, whichever is earlier;

            (d) If the Participant suffers a Disability while a Service Provider, Options held by the Participant may be exercised by the Participant within twelve months following the date the Participant ceases to be a Service Provider (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Participant ceased to be a Service Provider;

            (e) If the Participant ceases to be a Service Provider within the Option Period for any reason other than cause, Retirement, Disability or the Participant's death, the Option may be exercised by the Participant within three months following the date of such cessation (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date that the Participant ceases to be a Service Provider;

            (f) Notwithstanding the provisions of this Section 6(6) or any other provision of the plan, with respect to any Options granted to an Employee in connection with the commencement of employment as an Employee, the Committee may provide for terms as to retirement, disability, death or other termination of employment which are different from the terms provided in this Section 6(6) if such different terms are set forth in a written employment agreement with the Employee, which agreement shall have been approved by the Board, or are otherwise provided by the Committee, subject to the approval by the Board. Notwithstanding the foregoing, no Incentive Stock Options may be granted pursuant to this Section 6(6)(f);


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            (g)         Whether an authorized leave of absence or absence due to
                        active military service shall constitute termination as a Service Provider shall be determined by the Committee at the time thereof. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the period of leave exceeds ninety (90) days, unless the individual's right to re-employment is guaranteed by statute or contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave; and

            (h) If a Participant's status as a particular type of Service Provider changes to another type of Service Provider, the Committee, in its discretion, may determine that any Option previously granted shall continue in full force and effect so long as the Option is a Non-Qualified Stock Option. The Committee shall be permitted, in its discretion, to grant Non-Qualified Stock Options which provide that they shall continue in full force and effect if the Participant's status with the Company or any Affiliate changes, but such person continues as a Service Provider.

(7) LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTIONS. The aggregate fair market value (determined as of the time the Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan (and all other incentive stock option plans of the Company, any subsidiary or parent corporation of the Company) shall not exceed US$100,000. In no event, however, shall an acceleration of exercisability pursuant to the terms of this Plan operate to reduce or limit the number of shares which may be exercised pursuant to such Incentive Stock Options. Shares in excess of the US$100,000 limit described herein which become exercisable as a result of acceleration shall be treated as Shares subject to a Non-Qualified Stock Option.

SECTION 7   TERMS AND CONDITIONS.

(1) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, or in substitution for, any other Award granted under this Plan. Except as otherwise provided herein, Awards granted in addition to other Awards may be granted either at the same time as, or at a different time from, the grant of such other Awards.

(2) FORMS OF PAYMENT BY COMPANY UNDER AWARDS. Subject to the terms of this Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(3) LIMITS ON TRANSFER OF AWARDS. An Award shall not be transferable other than by will or the laws of descent and distribution, and an Option subject to exercise may be exercised, during the lifetime of the Participant, only the Participant or in the event of death, the Participant's beneficiary as hereinafter provided, or in the event of disability, the Participant's personal representative.

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(4)         TERM OF AWARDS. Unless otherwise provided herein, the term of each
            Award shall be for such period as may be determined by the Committee.

(5) SHARE CERTIFICATES. All certificates for Shares or other securities of the Company or any Affiliate delivered under this Plan pursuant to any Award, or the exercise thereof, shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(6) CONSIDERATION FOR GRANTS. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(7) DELIVERY OF SHARES OR OTHER SECURITIES AND PAYMENT BY PARTICIPANT OF CONSIDERATION. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to this Plan or the applicable Award Agreement is, or is arranged to be (on terms acceptable to the Committee), received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered, or arranged to be tendered, to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to this Plan or the applicable Award Agreement to the Company.

(8) CANCELLATION OR SUSPENSION OF AWARDS. The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by or providing services for the Company or after termination of such employment or services, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee.

(9) CONDITIONS AND RESTRICTIONS ON AWARDS. At the time that an Award is granted, the Committee may provide for any conditions and/or restrictions which it intends to impose upon the Award and/or the Shares subject to the Award. The Committee may accelerate the vesting of any Participant's Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Award Agreement to reflect the new vesting schedule. The acceleration of the exercise period of an Option shall not affect the expiration date of that Option. Notwithstanding the Committee's discretion in determining a vesting schedule, if any, with respect to a particular Award, an Option shall become fully vested should the Board of Directors recommend acceptance of a take-over bid or issue-bid for Shares of the Company.


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(10)        OPTION EXERCISE. Options shall be exercised by the delivery of written notice to the Company, in such form and to be filed in such manner as the Committee shall in its sole discretion prescribe, not later than 5:00 p.m., Toronto time, on the last day on which the Option may be exercised. Any written notice of the exercise of an Option shall set forth the number of Shares with respect to which the Option is to be exercised, shall include any statement or representation required by the applicable Award Agreement, and shall be accompanied by paying in full the purchase price for the Shares.

(11) REGISTRATION OF OPTION SHARES. The Options shall not be exercisable unless the purchase of the Shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or unless, in the opinion of counsel to the Company, the proposed purchase of the Shares would be exempt from the registration requirements of the Securities Act of 1933, as amended, and from the registration or qualification requirements of applicable state securities laws.

SECTION 8   CHANGE OF CONTROL.

(1) For purposes of this Plan, a "Change of Control" shall be deemed to have taken place if the shareholders of the Company approve a definitive agreement for (i) the merger or other business combination of the Company with or into another corporation or entity pursuant to which the shareholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation or entity that survives the merger or business combination, or (ii) the sale, exchange or other disposition of all or substantially all of the assets of the Company.

(2) In the event of a Change of Control, the Committee may, in its discretion, determine that all outstanding Options granted under this Plan shall become exercisable in full whether or not otherwise exercisable at such time, and any such Option shall remain exercisable in full thereafter until it expires pursuant to its terms.

SECTION 9   AMENDMENT AND TERMINATION.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in this Plan:

            (a) AMENDMENTS TO THIS PLAN. The Board may amend, alter, suspend, discontinue, or terminate this Plan at any time without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other person; provided that notwithstanding any other provision of this Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without shareholder approval if such approval is necessary to comply with, or to obtain exemptive relief under, any tax or regulatory requirement that the Board deems desirable to comply with;

            (b) AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or accelerate or alter, any Award granted hereunder, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided that such action does not (i) materially impair the rights of any Participant or holder or beneficiary of an Award without such person's consent, or (ii) result in a decrease in the Fair

                        Market Value of an Award without such Participant's or holder's or beneficiary's consent;

            (c) ADJUSTMENTS OF AWARDS UPON CERTAIN ACQUISITIONS. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future employee awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of this Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or an equitable relationship between the assumed awards and the Awards as so adjusted;

            (d) ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(3) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan; and

            (e) CANCELLATION. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award (equal to the Fair Market Value of the Award to be cancelled) made to the holder of such cancelled Award.

SECTION 10  GENERAL PROVISIONS.

(1) REPRESENTATIONS; LEGEND. The Committee may require each person purchasing Shares pursuant to an Option to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(2) NO RIGHTS TO AWARDS. No Employee, Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(3) WITHHOLDING. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under this Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property, as determined by the Committee) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In the case of payments of Awards in the form of Shares, at the Committee's discretion, the Participant may be required to pay to the Company or an Affiliate the amount of any taxes required to be withheld with respect to such Shares or, in lieu thereof, the Company or an Affiliate shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of Shares whose Fair Market Value equals the amount required to be withheld. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award. In the discretion of the Committee, the Company may offer loans to Participants to satisfy withholding requirements on such terms as the Committee may determine, which terms may in the discretion of the Committee be non-interest bearing.

(4) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may (but need not) provide for the grant of options, restricted stock and other types of security-based awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(5) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to render services to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, or otherwise terminate its relationship with a Service Provider, free from any liability or any claim under this Plan, except to the extent expressly provided otherwise in this Plan or in any Award Agreement.

(6) NO RIGHTS AS SHAREHOLDER. Subject to the provisions of the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under this Plan until he or she has become the holder of such Shares.

(7) GOVERNING LAW. The validity, construction, and effect of this Plan and any rules and regulations relating to this Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware and applicable United States law; provided, however, that, to the extent Canadian federal or Ontario provincial law is applicable to any aspect of this Plan, such law shall control to the extent that it does not conflict with application of any securities laws or tax laws of the United States upon the grant or exercise of an Award.

(8) SEVERABILITY. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(9) OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee has determined that any such offer, if made, would be in compliance with all applicable requirements of Federal securities laws.

(10) NO TRUST OR FUND CREATED. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(11) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(12) HEADINGS. Headings are given to the Sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

(13) BROKERAGE ARRANGEMENTS. The Committee, in its discretion, may enter into arrangements with one or more banks, brokerages or other financial institutions to facilitate the disposition of Shares acquired upon exercise of Options, including, without limitation, the sale of the Shares acquired upon such exercise.

(14) INDEMNIFICATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Company to procure a judgment in its favor) by reason of the fact that he or she is or was a member of the Committee, shall be indemnified by the Company, if, as and to the extent authorized by the laws of the Provence of Ontario, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if the terms of such settlement have been consented to by the Company) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding. The indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, personal representatives and administrators of such a person. No right of indemnification under the provisions set forth herein shall be available to or enforceable by any such person unless, within sixty (60) days after institution of any such action or proceeding, such person shall have offered the Company, in writing, notice of and the opportunity to handle and defend same at its own expense unless the Company shall have waived the requirement to provide such written notice and offer.

SECTION 11  EFFECTIVE DATE OF THIS PLAN.

This Plan shall be effective on January 1, 1999 (the "EFFECTIVE DATE"); provided, however, that if this Plan is not approved by the shareholders of the Company within the period ending twelve (12) months after the Effective Date, none of the Options granted hereunder shall constitute Incentive Stock Options.

SECTION 12  TERM OF THIS PLAN.

No Award shall be granted under this Plan after March 27, 2005; provided, however, that any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.

SECTION 13  THE 1995 STOCK OPTION PLAN.

The Stock Options, granted under the 1995 Plan, entitling holders to purchase an aggregate of 606,000 Shares as of April 12, 2001, shall continue to be governed by the terms and conditions of the 1995 Plan which shall be annexed hereto as Schedule "A". No further Stock Options shall be granted under the 1995 Plan. As Stock Options expire unexercised or are terminated or cancelled under the 1995 Plan; the Shares covered by such Stock Options shall again be Shares with respect to which Awards may be granted under this Plan. Subject to the limits set in Section 4(1) of this Plan, as may be amended and approved by Shareholders from time to time; additional Shares, currently reserved for the 1995 Plan, shall also be Shares with respect to which Awards may be granted. Upon expiry of the final Stock Option under the 1995 Plan on or before January 15, 2005, the latest expiry date of the Stock Options currently outstanding under the 1995 Plan, the 1995 Plan shall terminate and Schedule "A" shall be deleted from this Plan.

                                  SCHEDULE "A"

                                ZEMEX CORPORATION

                                      1995

                                STOCK OPTION PLAN

1.       PURPOSE

The Zemex Corporation 1995 Stock Option Plan (the "Plan") provides for the grant of Stock Options and Supplemental Bonuses to Employees, Consultants and/or Eligible Nonemployee Directors of Zemex Corporation (the "Corporation"), and such of its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") as the Board of Directors of the Corporation (the "Board") shall from time to time designate ("Participating Subsidiaries"), in order to advance the interests of the Corporation and its Participating Subsidiaries through the motivation, attraction and retention of their respective Employees, Consultants and/or Eligible Nonemployee Directors.

2.       INCENTIVE STOCK OPTIONS AND NON-INCENTIVE STOCK OPTIONS

The Stock Options granted under the Plan may be either:

(a) Incentive Stock Options ("ISOs") which are intended to be "Incentive Stock Options" as that term is defined in Section 422 of the Code; or

(b) Nonstatutory Stock Options ("NSOs") which are intended to be options that do not qualify as "Incentive Stock Options" under Section 422 of the Code.

All Stock Options shall be NSOs unless the Option Agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as ISOs. Subject to the other provisions of the Plan, a Participant may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are clearly designated as such.

Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISOs and NSOs.

3.       ADMINISTRATION

3.1 COMMITTEE. The Plan shall be administered by the Compensation/Stock Option/Pension Committee of the Board or such other committee as may be appointed by the Board ("Committee"), which Committee shall be composed of at least two or more members of the Board, all of whom are Disinterested Persons. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option or Supplemental Bonus granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code, in order that Stock Options that are intended to be ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Committee may delegate any of its responsibilities under the Plan, other than its responsibility to grant Stock Options, to determine whether the Supplemental Bonuses, if any, payable to a Participant shall be paid in cash, in shares of Common Stock or a combination thereof, or to interpret and construe the Plan. If the Board is composed entirely of Disinterested Persons, the Board may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in the Plan to the "Committee" shall be deemed to refer to the Board whenever the Board is discharging the powers and responsibilities of the Committee, and to any special committee appointed by the Board to administer particular aspects of the Plan.

3.2 ACTIONS OF COMMITTEE. Meetings of the Committee shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting at which a quorum is present shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan without a meeting by the unanimous written consent of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act, determination or omission made in good faith on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, with respect to the Plan or any award thereunder. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Corporation with respect to any such action, determination or interpretation.

4.       DEFINITIONS

4.1 "Common Stock" means a share of authorized but unissued or authorized and issued treasury Capital Stock (par value $1.00 per share) of the Corporation.

4.2 "Consultant" means a person who provides services to the Corporation or a Participating Subsidiary other than as an employee or director of the Corporation or Participating Subsidiary, whether or not pursuant to a written consulting agreement with the Corporation or a Participating Subsidiary.

4.3 "Disinterested Person" means a director of the Corporation who, during the shorter of (a) the one year prior to service as an administrator of the Plan, or (b) the period between the date of which the Corporation's Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "1934 Act") and the director's service as an administrator of the Plan, has not been granted or awarded equity securities pursuant to the Plan or any other plan of the Corporation or any of its affiliates except as may be permitted by Rule 16b-3(c)(2) under the 1934 Act or any successor to such rule. Notwithstanding the foregoing, prior to the date the Corporation's Common Stock is registered pursuant to section 12 of the 1934 Act, each director shall be a Disinterested Person for purposes of this Plan.

4.4 "Eligible Nonemployee Director" means nonemployee director of the Corporation who is not a member of the Committee.

4.5 "Employee" means an employee of the Corporation or any Participating Subsidiary and includes employees who are also directors of the Corporation or a Participating Subsidiary.

4.6 "Fair Market Value" means that if the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determine, in good faith, by the Committee after such consultation with outside legal, accounting and other experts as the Committee may deem advisable, and the Committee shall maintain a written record of its method of determining such value. If the Common Stock is traded publicly the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question of, if the Common Stock is listed on the NASDAQ National Market System or it listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question.

4.7 "Participant" means an Employee, Consultant or Eligible Nonemployee Director to whom a Stock Option or Supplemental Bonus is granted.

4.8 "Stock Option" means the right granted under the Plan to an Employee, Consultant, or an Eligible Nonemployee Director to purchase, at such time or times and at such price or prices ("Option Price") as are determined by the Committee, the number of shares of Common Stock determined by the Committee.

4.9 "Supplemental Bonus" is the right to receive payment, in shares of Common Stock, cash or a combination of shares of Common Stock and cash of an amount determined under Section 7.7.

5.       ELIGIBILITY AND PARTICIPATION

Grants of Stock Options and Supplemental Bonuses may be made to Employees, Consultants, and/or Eligible Nonemployee Directors. The Committee shall from time to time determine the Employees, Consultants, and Eligible Nonemployee Directors to whom Stock Options shall be granted, the number of shares of Common Stock subject to each Stock Option to be granted to each such person, the Option Price of such Stock Options and the terms and provisions of such Stock Options, all as provided in the Plan. Notwithstanding the foregoing only Employees are eligible to receive Stock Options which are ISOs. The Option Price of any ISO may be more than but shall be not less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted, but the Option Price of an NSO may be more than or less than the Fair Market Value on the date the NSO is granted if the Committee so determines. Notwithstanding the foregoing, however the Option Price of an NSO may not be less than par value. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation of the Corporation, the Option Price of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO is granted, and such ISO shall not be exercisable after five years after the date on which it was granted. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.

Any director of the Corporation may by notice to the Corporation (which notice may be oral if confirmed in writing) at any time irrevocably elect to be ineligible for selection as a person to whom Stock Options and/or Supplemental Bonuses may be granted.

6.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN

6.1      MAXIMUM NUMBER.

(a) The stock subject to Stock Options that may be granted under the Plan shall be shares of the Common Stock as constituted on the date the Plan becomes effective, and any other shares into which such Common Stock shall thereafter be changed by reason of a stock dividend, recapitalization, merger, consolidation, amalgamation, split-up, combination, reverse stock split, exchange of shares, rights offering, or the like as determined by the Committee in its discretion pursuant to the provisions of Section 6.2 of the Plan. The maximum number of shares of Common Stock with respect to which Stock Options may be granted under the Plan shall not exceed in the aggregate ten percent of the number of shares of Common Stock outstanding from time to time; provided, however, that

         (i) shares of Common Stock issued pursuant to the Plan or any other employee benefit plan or arrangement shall not be included in the number of shares outstanding for purposes of calculating under this sentence the number of shares as to which Stock Options may be granted under the Plan;

         (ii) any increase in the number of shares of Common Stock outstanding in connection with an event which results in an adjustment pursuant to Section 6.2 shall not be included in the number of shares outstanding for purposes of calculating under this sentence the number of shares as to which Stock Options may be granted under the Plan;

         (iii) any reduction in the number of outstanding shares of Common Stock shall not affect any Stock Options granted under the Plan prior to such reduction;

         (iv) the class and aggregate number of shares of Common Stock which may be subject to Stock Options granted under the Plan shall be subject to adjustment in accordance with the provisions of
                  Section 6.2 of the Plan; and

         (v) the Committee may grant Stock Options the exercisability of which is conditioned upon an increase in the number of shares of Common Stock outstanding from time to time and, until such condition is satisfied, such Stock Options shall not be taken into account in computing the number of shares of Common Stock with respect to which Stock Options have been granted under the Plan.

(b) In the event that any outstanding Stock Option for any reason shall expire or is terminated or cancelled, the shares of Common Stock allocable to the unexercised portion of such Stock Option may again be subject to a Stock Option under the Plan. There shall be reserved and kept available, free from preemptive rights, out of the Corporation's authorized but unissued shares of Common Stock or its authorized and issued Common Stock held in its treasury, or any combination thereof, for sale under the Plan a number of shares of Common Stock equal to the maximum number of shares that may be purchased pursuant to Stock Options granted or that may be granted under the Plan.

(c) The Committee may, with the consent of the holder of any Stock Option granted under the Plan, cancel such Stock Option and grant a new Stock Option in substitution therefor, provided that the Stock Option as so substituted shall satisfy all of the requirements of the Plan as of the date such new Stock Option is granted.

(d) The aggregate Fair Market Value (determined as of the time the ISO is granted) if the Common Stock as to which all ISOs granted to an Employee may first become exercisable in a particular calendar year may not exceed $100,000.

(e)      No Stock Option may be granted under the Plan after March 27, 2005.

6.2 CAPITAL CHANGES. In the event any changes are made to the shares of Common Stock, (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of said shares and (ii) the aggregate number of shares which may be made subject to Stock Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Corporation shall have no obligation to make any cash or other payment with respect to such a fractional share.

7.       EXERCISE OF STOCK OPTIONS

7.1      TIME OF EXERCISE.

(a)      Subject to the provisions of the Plan, including without limitation
         Section 7.5, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. Subject to the provisions of Article V, an ISO shall expire, to the extent not exercised, no later than the tenth anniversary of the date on which it was granted, and an NSO shall expire, to the extent not exercised, no later than 10 years after the date on which it was granted. No Stock Option may be exercised prior to one year from the date of grant. The Committee may accelerate the vesting of any Participant's Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Corporation shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

(b) Stock Options shall be exercised by the delivery of written notice to the Corporation, in such form and to be filed in such manner as the Committee shall in its sole discretion prescribe, not later than 5:00 p.m., New York City time, on the last day on which such Stock Option may be exercised. Any written notice of the exercise of a Stock Option shall set forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised, shall include any statement or representation required by the applicable Option Agreement, sand shall be accompanied by paying in full of the purchase price of such shares of Common Stock.

7.2 EXCHANGE OF OUTSTANDING STOCK. Each Stock Option shall provide that the purchase price of the shares of Common Stock as to which a Stock Option shall be exercised shall be paid to the Corporation at the time of exercise either in cash or in such other consideration as the Committee in its discretion deems appropriate, including, but not limited to, shares of Common Stock already owned by the optionee having total Fair Market Value, as determined by the Committee, equal to the purchase price, or a combination of cash and Common Stock having a total Fair Market Value, as so determined, equal to the amount of the purchase price not paid in cash. As soon as practicable after receipt of such payment, the Corporation shall;, subject to the provisions of Sections 7.4 and 14 of the Plan, deliver, to the grantee a certificate or certificates for the shares of Common Stock so purchased.

7.3 USE OF PROMISSORY NOTE; EXERCISE LOANS. The Committee may, in its sole discretion, impose terms and conditions, including condition relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to permitting a Participant to deliver to the Corporation his promissory note as full or partial payment of the exercise of a Stock Option; provided that, with respect to any promissory note given a payment or partial payment for the exercise of an ISO, all terms of such note shall be determined at the time a Stock Option is granted and set forth in the Option Agreement. The Committee, in its sole discretion, may authorize the Corporation to make a loan to a Participant in connection with the exercise of Stock Options, or authorize the Corporation to arrange or guaranty loans to a Participant by a third party.

7.4 STOCK RESTRICTION AGREEMENT. The Committee may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions whereby the Corporation has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term of employment with the Corporation. The acceleration of time or times at which a Stock Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

7.5      TERMINATION OF EMPLOYMENT BEFORE EXERCISE.

(a) If at any time prior to the expiration of a Stock Option granted to an Employee of the Corporation or a Participating Subsidiary, such optionee shall not be an Employee of the Corporation or a Participating Subsidiary, then:

         (i) if such employment is terminated by retirement of or after the earliest date on which an immediate retirement benefit is payable in accordance with the terms of a tax-qualified retirement plan of the Corporation or a Participating Subsidiary or by reason of disability as determined by the Committee in its discretion, such Stock Option may be exercised, to the same extent it was exercisable at the date of such termination of employment, during the three-month period following the date of such termination (but in no event after the expiration of such Stock Option as provided in the Option Agreement and, in the case of an ISO, in no event beyond ten years from the date of grant of the ISO);

         (ii) if such employment is terminated by death, such Stock Option may be exercised by the person or persons entitled to do so under the optionee's will or, if the optionee shall have failed to make testamentary disposition of such Stock Option or shall have died intestate, by the optionee's legal representative, to the same extent is was exercisable on the date of

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


                  such optionee's death, during the twelve-month period following the date of such optionee's death (but in no event after the expiration of such Stock Option as provided in the Option Agreement and, in the case of an ISO, in no event beyond ten years from the date of grant of the ISO): and

         (iii) if such employment is terminated voluntarily or involuntary for any reason other than retirement, disability or death, such Stock Option shall terminate and cease to be exercisable immediately upon such termination of employment; provided, however, that if the Board of Directors shall determine that

                  (A) due to special and unusual circumstances, the Stock Option should be permitted to be exercised after termination of employment; and

                  (B) taking in account the optionee's record of service and performance during his employment and all of the circumstances surrounding the termination of employment, the optionee has not acted in a manner detrimental to the Corporation or Participating Subsidiary by which the optionee was employed, such Stock Option may be exercised during the three-month period following such termination of employment (but in no event following the expiration of such Stock Option as provided in the Option Agreement and, in the case of an ISO, in no event beyond ten years from the date of grant of the
                  ISO) with respect to a number of shares as the Board of Directors shall approve, but in no event with respect to a number of shares of Common Stock greater than the number of shares as to which such Stock Option remains unexercised at the date of termination of the optionee's employment.

         (iv) for purposes of the foregoing, if the 10% ownership limitations of Article V apply to the Participant, five years shall be substituted for ten years each place it appears in the preceding paragraphs.

(b) If at any time prior to the expiration of a Stock Option granted to a person who at the time of grant is a Consultant or an Eligible Nonemployee Director, such optionee shall not be a Consultant or a director, as the case may be, then such Stock Option may be exercised, to the extent it was exercisable on the date the optionee ceased to be a Consultant or a director, as the case may be, during the seven-month period following the termination of such consultancy or directorship, as the case may be (but in no event after the expiration of such Stock Option as provided in the Option Agreement); provided, however, that the Corporation may wave the Stock Option termination date otherwise applicable under this paragraph (b) if the optionee will become an Employee following the termination of such consultancy or directorship.

(c) Notwithstanding the provisions of this Section 7.5 or any other provision of the Plan, with respect to any Stock Options granted to an Employee in connection with the commencement of employment as an Employee, the Committee may provide for terms as to retirement, disability, death or other termination of employment which are different from the terms provided in paragraph (a) of this Section 11 if such different terms are set forth in a written employment agreement with such Employee, which agreement shall have been approved by the Board, or are otherwise provided by the Committee, subject to approval by the Board.

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


         Notwithstanding the foregoing, no Stock Options which are ISOs may be granted pursuant to this subparagraph.

(d) Whether authorized leave of absence or absence on military service shall constitute severance of the employment relationship between the Corporation or a Participating Subsidiary and the optionee shall be determined by the Committee at the time thereof. Notwithstanding the foregoing, in the case of Stock Options which are ISOs , if the period of leave exceeds 90 days, unless the individual's right to reemployment is guaranteed by statue or contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(e) If an optionee's status with the Corporation or a Participating Subsidiary changes, but such optionee continues as a Consultant to the Corporation, then the Committee in its discretion may elect that the Stock Option previously granted shall continue in full force and effect so long as such Stock Option is an NSO. The Committee shall be permitted in its discretion, to grant NSOs, which provide that the Stock Option shall continue in full force and effect if the optionee's status with the Corporation or a Participating Subsidiary changes, but such person continues as a Consultant to the Corporation.

7.6 DISPOSITION OF FORFEITED STOCK OPTIONS. If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect. Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant but may be made subject to Stock Options granted to other Participants.

7.7 GRANT OF SUPPLEMENTAL BONUSES. The Committee, either at the time of grant or at any time prior to exercise of any Stock Option, may provide for a Supplemental Bonus from the Corporation or Participating Subsidiary in connection with a specified number of shares of Common Stock then purchasable, or which may become purchasable, under a Stock Option. Such Supplemental Bonus shall be payable upon the exercise of the Stock Option with regard to which such Supplemental Bonus was granted. A Supplemental Bonus shall not exceed the amount necessary to reimburse the Participant for the income tax liability incurred by him upon the exercise of the Stock Option calculated using the maximum combined federal and applicable state income tax rates then in effect and taking into account the tax liability arising from the Participant's receipt of the Supplemental Bonus. Payment of a Participant's Supplemental Bonus shall be made on or before the 90th day after the exercise of the Stock Option with regard to which such Supplemental Bonus was granted. The Committee may, in its discretion, elect to pay any part or all of the Supplemental Bonus in: (i) cash; (ii) shares of Common Stock; or (iii) any combination of cash and shares of Common Stock. The Committee's election pursuant to this Section 7.7 shall be made by giving written notice to the Participant within 90-day payment period, which notice shall specify the portion which the committee elects to pay in cash, shares or Common Stock or a combination thereof. In the event any portion is to be paid in shares of Common Stock, the number of shares to be delivered shall be determined by dividing the amount which the Committee elects to pay in shares of Common Stock by the Fair Market Value of the share of Common Stock on the date of exercise of the Stock Option with regard to which the Supplemental Bonus was granted. Any fractional share resulting from any such calculation shall be disregarded. Said shares, together with any cash payable to the Participant, shall be delivered within said 90-day payment period. Shares of Common Stock issued pursuant to this Section 7.7 shall not be deemed to have been issued upon the exercise of a Stock Option for purposes of the limitations imposed by
Section 6.1 of the Plan.

8.       NO CONTRACT OF EMPLOYMENT

Nothing in this Plan shall confer upon the Participant the right to continue in the employ of the Corporation, or any Participating Subsidiary, nor shall it interfere in any way with the right of the Corporation, or any such Participating Subsidiary, to discharge the Participant at any time for any reason whatsoever, with or without cause. Nothing in this Article VIII shall affect any rights or obligations of the Corporation or any Participant under any written contract of employment.

9.       NO RIGHTS AS A STOCKHOLDER

A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

10.      ASSIGNABILITY

No Stock Option or Supplemental Bonus right granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or, in the case of an NSO, pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit the assignment or transfer of an NSO by a Participant other than an officer or director, and the exercise thereof by a person other than such Participant, on such terms and conditions as the Committee in its sole discretion may determine. Any such terms shall be determine at the time the NSO is granted, and shall be set forth in the Option Agreement. In the event of his death, the Stock Option or Supplemental Bonus rights which are exercisable pursuant to the terms of the Plan may be exercised by the Personal Representative of the Participant's estate or. Or if no Personal Representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.

11.      MERGER OR LIQUIDATION OF THE CORPORATION

(a) The existence of outstanding Stock Options shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) If the Corporation is to be merged or amalgamated with or into another corporation, or if the Corporation is to be reorganized, liquidated or dissolved, or if all or substantially all of the assets or all of the outstanding Common Stock of the Corporation is to be acquired by another corporation (individually, a "Transaction" and collectively, the "Transactions"), in lieu of any outstanding Stock Options remaining exercisable for shares of Common Stock following the effective time of the Transaction, the Board of the Corporation may make appropriate provision, by resolution or by the terms of the Transaction as set out in a written agreement relating to the Transaction which has been approved by the Board and duly executed and delivered on behalf of the Corporation to the other party or parties to the Transaction, or otherwise, for any of the following: (1) after the Transaction, an optionee holding an outstanding Stock Option shall be entitled upon exercise of such Stock Option to receive (subject to any required action by stockholders) in lieu of the number and class of shares of stock or other securities to which such Stock Option would have been entitled pursuant to the terms of the Transaction if, immediately prior to the effective time of the Transaction, such holder had been the holder of record of the number and class of shares equal to the number and class of shares (as constituted prior to the Transaction) as to which such Stock Option shall be so exercised; or (2) an outstanding Stock Option (other than any Stock Option held by an optionee who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, which Stock Options will not have been granted more than six months prior to the effective time of the Transaction) may be cancelled by the Committee as of the effective time of the Transaction provided that (x) notice of such cancellation shall be given to the holder of the Stock Option and (y) the Committee shall have waived any limitations on exercise imposed pursuant to provisions of the Plan or the Options Agreement with respect to such Stock Option and the holder of such Stock Option shall have the right to exercise such Stock Option in full (without regard to any limitations on exercise imposed pursuant to provisions of the Plan or the Option Agreement) during a 25-day period preceding the effective time of the Transaction; or (3) at the effective time of the Transaction the holder of an outstanding Stock Option shall be entitled to receive cash with respect to each share as to which the Stock Option remains unexercised at the effective time of the Transaction (without regard to any limitations on exercise imposed pursuant to provisions of the Plan or the Option Agreement) considering having a Fair Market Value, as determined by the Committee, equal to the amount by which the value (as determined by the Committee in its discretion) of the consideration to be paid per outstanding share of Common Stock pursuant to the terms of the Transaction exceeds the per share exercise price of the shares of Common Stock subject to such Stock Options; or (4) there shall be substituted for a Stock Option outstanding at the effective time of the Transaction a stock option to purchase appropriate stock of the Corporation or stock of the surviving consolidated or continuing corporation in such Transaction or an affiliate of the Corporation or such corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to the substitute stock option immediately after such substitution over the aggregate purchase price of such shares pursuant to such pursuant to such substitute stock option is approximately equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Stock Option immediately before such substitution over the aggregate purchase price of such shares of Common Stock pursuant to such Stock Option. In connection with a particular Transaction, the Committee may in its discretion make provision of one of the preceding alternatives for all Stock Options or for different of the preceding alternatives for different Stock Options, including different Stock Options held by the same optionee.

(c) Except as hereinbefore expressly provided or as provided by the Committee in its discretion in any particular Stock Option, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Stock then subject to outstanding Stock Options.

12.      AMENDMENT

The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such actions shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the stockholders of the Corporation, (i) increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2),
(ii) materially increase the benefits accruing to Participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

13.      REGISTRATION OF OPTIONED SHARES

The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or unless, in the option of counsel to the Corporation, the proposed purchase of such optioned shares would be exempt from the registration requirements of the 1933 Act and from the registration or qualification requirements of applicable state securities laws.

14.      WITHHOLDING TAXES

The Corporation or Participating Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Corporation or the Participating Subsidiary is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or Supplemental Bonus, including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Stock Option or upon payment of any Supplemental Bonus, until the Participant reimburses the Corporation or Participating Subsidiary for the amount the Corporation or Participating Subsidiary is required to withhold with respect to such taxes, or cancelling any portion of such payment or issuance in an amount sufficient to reimburse itself for the amount it is required to so withhold.

15.      BROKERAGE ARRANGEMENTS

The Committee, in its discretion, may enter into arrangements with one or more banks, broker or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options or Supplemental Bonuses, including, without limitation, arrangements for the simultaneous exercise of Stock Options or Supplemental Bonuses, and sale of the shares acquired upon such exercise.

16.      NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Corporation for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees general, or to any class or group of employees, which the Corporation or any Participating Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

17.      INDEMNIFICATION

Any person who was or is a party or is threatened to be made a party to any threatened, pending or competed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a member of the Committee, shall be indemnified by the Corporation, if, as and to the extent authorized by the laws of the State of Delaware, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement (if the terms of such settlement have been consented to by the Corporation) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. The indemnification expressly provided by statue in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity an as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No right of indemnification under the provision set forth herein shall be available to or enforceable by any such person unless, within sixty (60) days after institution of any such action or proceeding, such person shall have offered the Corporation, in writing, notice of and the opportunity to handle and defend same at its own expense unless Corporation shall have waived the requirement to provide such written notice and offer.

18.      EFFECTIVE DATE

This Plan was adopted by the Board of Directors on March 27, 1995 and became effective as of February 8, 1995 and was approved by the Corporation's stockholders on May 1, 1995 and became effective as of February 8, 1995 and was approved by the Corporation's stockholders on May 1, 1995. No Stock Options shall be granted subsequent to ten years after the effective date of the Plan. Stock Options outstanding subsequent to ten years after the effective date of the Plan shall continue to be governed by the provisions to the Plan.